                                                                    EXHIBIT 10.9

                                 FIRST AMENDMENT


      FIRST AMENDMENT (this "Amendment"), dated as of March 9, 2001, among FAIRPOINT COMMUNICATIONS SOLUTIONS CORP., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (each, a "Lender" and, collectively, the "Lenders") and FIRST UNION NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used as so defined.


                              W I T N E S S E T H :
                              - - - - - - - - - -


      WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of October 20, 1999, as amended and restated as of March 27, 2000, and as further amended and restated as of November 9, 2000 (the "Credit Agreement"); and

      WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend the Credit Agreement as provided herein;

      NOW, THEREFORE, it is agreed;

A. AMENDMENTS

            1. The definition of the term "Consolidated EBITDA" contained in
Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of, without duplication, (i) Consolidated Net Income,
(ii) provisions for taxes based on income, (iii) Consolidated Interest Expense,
(iv) the non-cash portion of any retirement, pension plan or deferred compensation expense incurred by the Borrower or any of its Subsidiaries, (v) depreciation expense, (vi) amortization expense including any amortization or write-off related to the write-up of any assets as a result of purchase accounting, (vii) Permitted Non-recurring Cash Restructuring Charges taken on or after October 1, 2000 to the extent that such Permitted Non-recurring Cash Restructuring Charges otherwise reduced Consolidated Net Income for such period, and (viii) Permitted Non-recurring Non-cash Restructuring Charges taken on or after October 1, 2000 to the extent that such Permitted Non-recurring Non-cash Restructuring Charges otherwise reduced Consolidated Net Income for such period, LESS the sum of (i) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined on a consolidated basis in accordance with GAAP, and
(ii) any cash payment in such period that was made in respect of any non-cash deferred compensation expense incurred in a previous period but only to the extent that at or about the same time as such cash payment is made the Borrower does not receive a cash reimbursement in a like amount; PROVIDED that Consolidated EBITDA for any such period during which a Permitted Acquisition was consummated or a disposition of a business was effected shall be determined on a PRO FORMA basis as if such Permitted Acquisition were consummated or disposition effected, as the case may be, on the first day of such period; and PROVIDED FURTHER that, for purposes of calculating compliance with Section 9.17 only, Consolidated EBITDA for any period also shall be increased (to the extent not already increased pursuant to this definition) by the amount of any cash income taxes recoverable by the Parent from the Borrower pursuant to the Amended and Restated Tax Sharing Agreement during such period and which are promptly thereafter contributed in cash to the Borrower during such period.

            2. The definitions of the terms "Consolidated Annualized Fixed Charges," "Consolidated Gross PP&E" and "Consolidated Senior Debt to Gross PP&E Ratio" contained in Section 1 of the Credit Agreement are hereby deleted in their entirety.

            3. The definition of the term "Phase I" contained in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "Phase I" shall mean the period from the Restatement Effective Date through the earlier of (i) the date on which the Borrower submits a Compliance Certificate indicating that the Borrower has achieved two consecutive fiscal quarters of positive Consolidated EBITDA or (ii) the last day of the Borrower's fiscal quarter ending September 30, 2003.

            4. The definition of the term "Permitted Acquisition" contained in
Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "Permitted Acquisition" shall mean any acquisition by the Borrower or any Subsidiary Guarantor of a company, business, division or product line located in the United States if (i) at least 10 Business Days prior to the consummation of such acquisition, the Borrower shall deliver to the Administrative Agent (A) a certificate of the Borrower's chief financial officer certifying that (and showing calculations in reasonable detail) immediately prior to, and after giving effect to, such acquisition all the covenants contained in this Agreement (including Sections 9.11 through 9.17, inclusive), shall be complied with on a PRO FORMA basis (as if the acquisition had been consummated on the first day of the six month period then last ended) and (B) projections (in reasonable detail) prepared by the Borrower and in form consistent with previously delivered projections and in substance reasonably satisfactory to the Administrative Agent, for the period from the date of the consummation of such acquisition to the Final Maturity Date, calculated after giving effect to such acquisition and demonstrating the Borrower's projected compliance with all of the covenants contained in this Agreement (including Sections 9.11 through 9.17 inclusive) as would be required to be complied with so that no Default or Event of Default will exist under such covenants for the period from the date of the consummation of such acquisition to the Final Maturity Date and (ii) the acquired company, business, division or product line is in the Business and, after giving effect to such acquisition, constitutes a Subsidiary of, or (in the case of a business, division or product line) is owned by, the Borrower or a Subsidiary thereof.

            5. Section 1 of the Credit Agreement is hereby further amended by inserting therein the following new defined terms in appropriate alphabetical order:

            "First Amendment Effective Date" shall mean the First Amendment Effective Date as defined in the First Amendment to this Agreement dated as of March 9, 2001.

            "Permitted Non-recurring Cash Restructuring Charges" shall mean those non-recurring cash restructuring charges identified in, and up to the aggregate amounts specified on, Part A of Annex XII hereto (including footnote 1 thereof) relating to the Borrower's plan to consolidate and scale back its expansion as publicly announced on December 18, 2000 and January 5, 2001; PROVIDED, HOWEVER, (i) in no event shall more than $39,000,000 of such charges in the aggregate be added back to Consolidated Net Income during the term of this Agreement and (ii) to the extent that less than $30,000,000 of such charges are incurred on or before March 31, 2001, no more than $9,000,000 of such charges in the aggregate may be added back to Consolidated Net Income as a result of same being incurred after March 31, 2001.

            "Permitted Non-recurring Non-cash Restructuring Charges" shall mean those non-recurring non-cash restructuring charges identified in, and up to the aggregate amounts specified on, Part B of Annex XII hereto (including footnote 2 thereof) relating to the Borrower's plan to consolidate and scale back its expansion as publicly announced on December 18, 2000 and January 5, 2001; PROVIDED, HOWEVER, (i) in no event shall more than $20,803,760 of such charges in the aggregate be added back to Consolidated Net Income during the term of this Agreement and (ii) to the extent that less than $16,000,000 of such charges are incurred on or before March 31, 2001, no more than $4,803,760 of such charges in the aggregate may be added back to Consolidated Net Income as a result of same being incurred after March 31, 2001.

            "Permitted Restructuring Charges" shall mean the Permitted Non-recurring Cash Restructuring Charges and the Permitted Non-recurring Non-cash Restructuring Charges.

            6. Section 2.01(a)(iii) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.01(a)(iii) is inserted in lieu thereof:

                  "(iii) may not be incurred by the Borrower unless if, after giving effect thereto, the Consolidated Senior Debt to Capitalization Ratio is not greater than 50%,".

            7. Section 2.01(b)(ii) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.01(b)(ii) is inserted in lieu thereof:

                  "(ii) may not be incurred by the Borrower unless if, after giving effect thereto, the Consolidated Senior Debt to Capitalization Ratio is not greater than 50%, and".

            8. Section 3.01(b)(iv) of the Credit Agreement is hereby deleted in its entirety and the following new Section 3.01(b)(iv) is inserted in lieu thereof:

                  "(iv) the Consolidated Senior Debt to Capitalization Ratio is greater than 50% after giving effect to such issuances of any Letters of Credit."

            9. Section 4.03 of the Credit Agreement is hereby amended by (i) redesignating clause (e) thereof as clause (f), and (ii) inserting the following new clause (e) immediately after clause (d) thereof:

            "(e) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, on the First Amendment Effective Date, the Total Term Commitment shall be permanently reduced by $50,000,000."

            10. Section 8.01(c)(B) of the Credit Agreement is hereby amended by deleting the phrase "and Consolidated Senior Debt to Gross PP&E Ratio" appearing therein.

            Section 8.01(c) of the Credit Agreement is hereby further amended by inserting the following new clause (C) at the end thereof:

            "(C) Within 45 days after the close of each monthly accounting period (commencing with the monthly accounting period ended January 31, 2001), the financial data, computations and other matters required to establish the Permitted Restructuring Charges added back to Consolidated EBITDA for such monthly accounting period, all of which shall be certified by the chief financial officer or vice president of finance of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments (it being understood and agreed that (i) the first such report also shall include all such Permitted Restructuring Charges taken as of December 31, 2000 and (ii) the provisions of this clause (C) are in addition to the reporting of such Permitted Restructuring Charges as part of the financial statements and officer's certificate delivered pursuant to Sections 8.01(a), (b) and (e))."

            11. Section 9.05(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

            "9.05 CAPITAL EXPENDITURES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Consolidated Capital Expenditures, except that during any period of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of all such Consolidated Capital Expenditures does not exceed in any period set forth below the amount set forth opposite such period below:

            PERIOD                                    AMOUNT
            ------                                    ------
            Fiscal year ending:
            December 31, 2000                         $70,000,000
            December 31, 2001                         $21,000,000
            December 31, 2002                         $10,500,000
            December 31, 2003                         $ 6,000,000
            December 31, 2004                         $ 5,500,000
            December 31, 2005                         $ 5,000,000


                                      -4-

            PERIOD                                    AMOUNT
            ------                                    ------
            December 31, 2006                         $ 5,000,000
            December 31, 2007                         $ 5,000,000".

            12. Section 9.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "9.11 MINIMUM CONSOLIDATED REVENUE. During Phase I, the Borrower will not permit Consolidated Revenue for any six-month period ending on a date set forth below to be less than the amount set forth opposite such six-month period below:

                SIX-MONTH PERIOD ENDING ON             AMOUNT
                --------------------------             ------
                  December 31, 2000                    $32,000,000
                  March 31, 2001                       $33,500,000
                  June 30, 2001                        $37,500,000
                  September 30, 2001                   $40,000,000
                  December 31, 2001                    $44,000,000
                  March 31, 2002                       $47,500,000
                  June 30, 2002                        $51,000,000
                  September 30, 2002                   $54,000,000
                  December 31, 2002                    $57,750,000
                  March 31, 2003                       $62,000,000
                  June 30, 2003                        $66,000,000".

            13. Section 9.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "9.12 MINIMUM CONSOLIDATED EBITDA. During Phase I, the Borrower will not permit Consolidated EBITDA for any six-month period ending on a date set forth below to be less than the amount set forth opposite such six-month period below:

                 SIX-MONTH PERIOD ENDING ON            AMOUNT
                 --------------------------            ------
                    December 31, 2000                  $(65,000,000)
                    March 31, 2001                     $(54,000,000)
                    June 30, 2001                      $(28,250,000)
                    September 30, 2001                 $(24,000,000)
                    December 31, 2001                  $(19,000,000)
                    March 31, 2002                     $(14,750,000)
                    June 30, 2002                      $(10,500,000)
                    September 30, 2002                 $ (6,500,000)
                    December 31, 2002                  $ (3,500,000)
                    March 31, 2003                     $          0
                    June 30, 2003                      $  4,000,000"

            14. Section 9.15 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "9.15 INTEREST COVERAGE RATIO. During Phase II, for any fiscal quarter ending on any date set forth below, the Borrower will not permit the ratio of (i) Consolidated Annualized EBITDA to (ii) Consolidated Annualized Interest Expense to be less than the ratio set forth opposite such date below:

                 FISCAL QUARTER ENDING                        RATIO
                 ---------------------                        -----
         If applicable, the last day of each
         fiscal quarter during the period from
         the commencement of Phase II to and
         including
         June 30, 2003                                        0.45 to 1
         September 30, 2003                                   0.65 to 1
         December 31, 2003                                    0.85 to 1
         March 31, 2004                                       1.25 to 1
         June 30, 2004                                        1.50 to 1
         September 30, 2004                                   1.75 to 1
         December 31, 2004                                    1.75 to 1
         March 31,2005                                        2.00 to 1
         June 30, 2005                                        2.25 to 1
         September 30, 2005 and thereafter                    2.50 to 1"

            15. Section 9.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "9.16 LEVERAGE RATIO. During Phase II, the Borrower will not permit the Leverage Ratio determined as at the end of the last day of any fiscal quarter ending on any date set forth below to be more than the ratio set forth opposite such date below:

                FISCAL QUARTER ENDING                        RATIO
                ---------------------                        -----
       If applicable, the last day of each
       fiscal quarter during the period from
       the commencement of Phase II  to and
       including
       June 30, 2003                                         16.00 to 1
       September 30, 2003                                    12.00 to 1
       December 31, 2003                                     10.00 to 1
       March 31, 2004                                         6.50 to 1
       June 30, 2004                                          5.25 to 1
       September 30, 2004                                     4.75 to 1
       December 31, 2004                                      4.25 to 1
       March 31, 2005                                         3.75 to 1
       June 30, 2005 and thereafter                           3.50 to 1"

            16. Section 9.17 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "9.17 FIXED CHARGE RATIO. During Phase II, for any six-month period ending on any date set forth below, the Borrower will not permit the ratio of
(i) Consolidated EBITDA for such six-month period to (ii) Consolidated Fixed Charges for such six-month period to be less than the ratio set forth opposite such date below:

                  SIX-MONTH PERIOD ENDING ON                 RATIO
                  --------------------------                 -----
             The last day of each fiscal
             quarter during the period from the
             commencement of Phase II to and
             including
             June 30, 2003                                   0.40 to 1
             September 30, 2003                              0.50 to 1.00
             December 31, 2003                               0.75 to 1.00
             March 31, 2004                                  0.90 to 1.00
             June 30, 2004                                   0.95 to 1.00
             September 30, 2004 and thereafter               1.00 to 1.00"

            17. Section 10.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "10.12 POSITIVE EBITDA. Without limiting the provisions of Section
9.12 and only so long as Phase II shall not have theretofore occurred, the Borrower shall fail to have positive Consolidated EBITDA for the fiscal quarters ending June 30, 2003 and September 30, 2003;".

            18. Section 10 of the Credit Agreement is further amended by (i) inserting the word "or" at the end of Section 10.13 thereof and (ii) inserting the following new Section 10.14 immediately following such Section 10.13:

            "10.14 CONSOLIDATED CASH EQUITY PAYMENTS. The Borrower shall not have received during the period commencing on the date of its incorporation through and including each date set forth below aggregate Consolidated Cash Equity equal to at least that amount set forth opposite each such date below (it being understood that the amounts set forth below are in excess of any amounts contributed to the Borrower pursuant to the exercise of the various cure rights provided for in the last paragraph of this Section 10):

               DATE                                    CUMULATIVE
               ----                                    ----------
         June 30, 2001                                 $169,617,715
         September 30, 2001                            $177,917,715
         March 31, 2002                                $190,917,715
         June 30, 2002                                 $194,721,715;".

            19. The Credit Agreement is hereby further amended by adding thereto as Annex XII the Annex XII attached to this Amendment.

B. MISCELLANEOUS PROVISIONS

      1. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below) (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date) and (ii) there exists no Default or Event of Default under the Credit Agreement on the First Amendment Effective Date, in each case both before and after giving effect to this Amendment.

      2. This Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

      3. The Borrower hereby agrees to pay each Lender which delivers an executed copy of this Amendment (by hard copy or facsimile) to the Administrative Agent by no later than 3:00 p.m. (New York time) on Tuesday, March 20, 2001, a fee (the "Amendment Fee") in an amount equal to 0.25% of the sum of (I) the aggregate principal amount of all outstanding Term Loans of such Lender on the First Amendment Effective Date and (II) the aggregate Commitments of such Lender on the First Amendment Effective Date (but determined after giving effect to the reduction to the Total Term Commitment as provided for in this Amendment), which Amendment Fee shall be due and payable on the First Amendment Effective Date.

      4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      5. This Amendment shall become effective on the date (the "First Amendment Effective Date") when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office and (ii) the Borrower shall have received at least $60,000,000 of new Consolidated Cash Equity during the period commencing on January 1, 2001 through, and including, the First Amendment Effective Date.

      6. From and after the First Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be referenced to the Credit Agreement as amended hereby.

                                      * * *

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.


                                    FAIRPOINT SOLUTIONS COMMUNICATIONS CORP.


                                    By: /s/ Timothy W. Henry
                                       ---------------------------------------
                                       Title: Vice President of Finance
                                              and Treasurer

                                    FIRST UNION NATIONAL BANK,
                                    Individually and as Administrative Agent


                                    By: /s/ Kathrine A. Harkness
                                       ---------------------------------------
                                       Title: Vice President

                                    BANK OF AMERICA, N.A.


                                    By: /s/ Pam S. Kurtzman
                                       ---------------------------------------
                                       Title: Principal

                                    BANKERS TRUST COMPANY


                                    By:  /s/ Gene S. Thompson
                                       ---------------------------------------
                                       Title: Director

                                    CITICORP USA, INC.


                                    By: /s/ J. Douglas Harvey
                                       ---------------------------------------
                                       Title: Managing Director

                                    CREDIT SUISSE FIRST BOSTON


                                    By:  /s/ Bill O'Daly/Lalita Advani
                                       ---------------------------------------
                                       Title: Vice President/
                                              Assistant Vice President

                                   COBANK, ACB


                                    By: /s/ Rick Freeman
                                       ---------------------------------------
                                       Title: Vice President

                                    CIT GROUP/EQUIPMENT FINANCING INC.


                                    By: /s/ William Evenson
                                       ---------------------------------------
                                       Title: Vice President

             ANNEX XII TO THE AMENDED AND RESTATED CREDIT AGREEMENT
                              RESTRUCTURING CHARGES

A.  CASH RESTRUCTURING CHARGES

          Description                             Amount(1)(2)
          -----------                             ------------
   1.  Severance:
        Pay                                        $5,914,597

   2.  Lay Off Related Costs:                        $309,775

   3.  Present Value of
       Occupancy Costs:                            $9,223,000

   4. Contractual Costs:
        Equipment Leases                           $4,822,433

   5. Fixed Assets:
        Colocation Equipment                      $24,060,000
        Recovery of Equipment                    ($15,425,000)
        Dismantling Costs                            $940,000
        Furniture Costs                              $200,000
        Colocation Operating Costs                   $250,000

   6. Legal/Employee Benefits/
        Miscellaneous:                               $300,000

   7. Consulting/Public Relations/
        Accounting:                                  $115,000

   8. Equipment Leases:                              $675,000

----------

(1) The cash Restructuring Charges identified in categories A1 through A9 above may be higher than those amounts set forth opposite such categories above; PROVIDED, HOWEVER, in no event shall the aggregate amount of all such additional cash Restructuring Charges for all of these categories combined exceed $7,125,195.

(2) The non-cash Restructuring Charges identified in categories B1 through B3 above may be higher than those amounts set forth opposite such categories above; PROVIDED, HOWEVER, in no event shall the aggregate amount of all such additional non-cash Restructuring Charges for all of these categories combined exceed $2,713,534.


   9. Miscellaneous Other Costs:                     $490,000

                                  ----------------------------
  TOTAL CASH RESTRUCTURE CHARGES                  $31,874,805
                                  ----------------------------

B. NON CASH RESTRUCTURE CHARGES:

    1. Leasehold Improvements:                     $4,449,808


    2. Equipment - Lost Assets:                      $300,000

    3. Abandoned Collocation Sites:               $13,340,418

       TOTAL NON-CASH
       RESTRUCTURING CHARGES                      $18,090,226
                                  ----------------------------
 TOTAL RESTRUCTURING CHARGES                      $49,965,031
                                  ============================


                                      -2-